UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, KaloBios Pharmaceuticals, Inc. (the “Company”) announced that the Chief Financial Officer of the Company, Jeffrey H. Cooper, indicated his intention to retire effective December 31, 2013 to spend more time with family and pursue other personal interests.

On September 19, 2013, the Company announced that Herb C. Cross, age 42, will join the Company on September 23, 2013 and transition into the Chief Financial Officer role from and in coordination with Jeffrey H. Cooper in the October to November 2013 time frame. Mr. Cross joins the Company from Affymax, Inc. (“Affymax”), a public biopharmaceutical company, which he joined in November 2010 as Vice President, Finance and Chief Accounting Officer. Mr. Cross has served as Chief Financial Officer of Affymax from February 2011 until June 2013. Prior to joining Affymax, Mr. Cross was vice president, finance for Facet Biotech Corporation (“Facet Biotech”), a public biotechnology company, from December 2008 to October 2010. Prior to Facet Biotech, Mr. Cross was corporate controller at PDL BioPharma, Inc. (“PDL BioPharma”), a public biopharmaceutical company, from October 2006 to December 2008. Prior to PDL BioPharma, Mr. Cross served in various positions, including vice president, finance, at Neoforma, Inc., a public e-commerce software company, and as manager, Assurance and Business Advisory Services at Arthur Andersen LLP. Mr. Cross earned a B.S. from the Haas School of Business at the University of California, Berkeley.

Pursuant to the terms of an offer letter entered into between Mr. Cross and the Company (the “Offer Letter”), Mr. Cross will receive an annual base salary of $340,000. Mr. Cross is also eligible to receive an annual incentive cash bonus up to 40% of his actual annual base salary, with the payment amount dependent on the extent to which corporate goals and individual performance objectives set by the Company are achieved. Additionally, under the terms of the Offer Letter, the Company has agreed, subject to the approval by the Company’s Board of Directors, to grant Mr. Cross an option to purchase 150,000 shares of the Company’s common stock (the “Option Award”) with an exercise price equal to a price to be determined by the Board of Directors (the “Board”) or the Compensation Committee of the Board on the date of the option grant. The Option Award will be granted under the Company’s 2012 Equity Incentive Plan. Twenty-five percent (25%) of the shares subject to the Option Award will vest upon the completion of twelve continuous months of service, and the remaining seventy-five percent (75%) of shares subject to the Option Award will vest in equal monthly installments over the following thirty-six months of continuous service.

The foregoing description of the material terms of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

A copy of the press release announcing Mr. Cross’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by KaloBios Pharmaceuticals, Inc. on September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Jeffrey H. Cooper
Jeffrey H. Cooper
Chief Financial Officer

Dated: September 19, 2013